Exhibit 99.1

Monster Worldwide Reports Third Quarter 2014 Results

•	Third Quarter Highlights:

•	Revenue of $191.2 Million

•	Non-GAAP EPS of $0.05; GAAP EPS of ($0.02)

•	Adjusted EBITDA of $23 Million; Careers – North America EBITDA Margin of 25%

•	Launch of New Products in North America and Europe Exceeding Expectations

•	Job Postings on Monster Network Increases to 4.5 Million

•	Debt Refinancing Completed; Increasing Total Credit Package to $334 Million

Weston, MA, November 4, 2014 — Monster Worldwide, Inc. (NYSE:MWW) today reported financial results for the third quarter ended September 30, 2014.

“Our third quarter results were better than expected, particularly in North America, as we continue to make significant progress on our new ‘All the Jobs, All the People’ strategy,” said Sal Iannuzzi, chairman, president and chief executive officer of Monster Worldwide. “We introduced TalentBin by Monster, Monster Twitter Cards and Talent CRM in North America in July and in our top tier European countries in October. These exciting new products have been well received by the market and are gaining traction. We plan to continue building on this momentum by introducing more innovative new products in North America and Europe over the next few quarters. As we look ahead, we remain keenly focused on executing our sales strategy and are committed to achieving sustainable improvements to the Company’s EBITDA margins, beginning in the fourth quarter of this year.”

Third Quarter 2014 Results

Total revenue of $191 million was down 3% compared to the third quarter of 2013. Revenue from the Company’s Careers—North America operations decreased 1% on a year-over-year basis and revenue from Careers – International decreased 4% year-over-year. Internet Advertising & Fees revenue was $16 million compared to $18 million in the third quarter of 2013, a decrease of 10%. Historical quarterly revenue data is available in the Company’s supplemental financial information.

Total GAAP operating expenses of $188 million increased 3% compared to $183 million in the third quarter of 2013. Net loss attributable to Monster for the third quarter of 2014 was $2 million, or ($0.02) per share, compared to net income attributable to Monster of $11 million, or $0.11 per share, in the third quarter of 2013.

Non-GAAP net income attributable to Monster was $5 million, or $0.05 per share, compared to $11 million, or $0.11 per share, in the third quarter of 2013. Non-GAAP operating expenses were $180 million, a 1% increase compared to the third quarter of 2013. Total Adjusted EBITDA margin of 12% was led by Careers—North America with a 25% Adjusted EBITDA margin. Pro-forma items are described in the “Notes Regarding the Use of Non-GAAP Financial Measures” and are reconciled to the applicable GAAP measure in the accompanying tables.

Net cash provided by operating activities in the quarter was $12 million, slightly lower than anticipated due to the timing of certain payments. Cash flow from operations is expected to be between $20 million and $25 million in the fourth quarter of 2014. Deferred revenue was $281 million, down 11% compared to the quarter ended September 30, 2013. The Company ended the quarter with total available liquidity of $161 million.

Nine Month Results

Monster Worldwide reported total revenue of $584 million for the first nine months ended September 30, 2014 compared to $609 million in the same period last year, a 4% decrease. Monster Careers revenue decreased 3% to $536 million compared with $554 million in the 2013 period. Internet Advertising & Fees reported revenue of $48 million compared to $55 million in the prior year period. The Company reported GAAP income attributable to Monster of $0.4 million, with break-even earnings per share, compared to $20 million, or $0.18 per share, in the prior year period.

Convertible Note Offering and Credit Facility Refinancing

On October 22, 2014, the Company completed an offering of $144 million aggregate principal amount of its 3.50% convertible senior notes due in 2019 in a private placement with institutional buyers. Additionally, on October 31, 2014, the Company amended and restated its credit facility. The amended and restated facility matures in October 2017 and provides the Company with $190 million in total available credit. Further information can be obtained in the Company’s Form 8-K filings.

Share Repurchase

During the third quarter of 2014, Monster repurchased 100,000 shares of its common stock at an average price of $5.52 per share, for a total of $0.6 million. Since the inception of the existing program in the second quarter of 2013, the Company has repurchased 28 million shares, or approximately 25% of its outstanding shares, at an average price of $5.73. At September 30, 2014, there was $41 million remaining under the Company’s previously announced $200 million share repurchase program.

Company Provides Q4 EPS Guidance

Fourth quarter 2014 Non-GAAP EPS from continuing operations is expected to be in the range of $0.04 to $0.08, which excludes approximately $7 million of stock-based compensation and approximately $1 million of non-cash debt discount amortization related to the convertible debt.

Historical data on Non-GAAP EPS excluding stock-based compensation expense is available in the Company’s supplemental financial information.

Conference Call and Webcast

Third quarter 2014 results will be discussed on Monster Worldwide’s quarterly conference call on November 4, 2014 at 8:30 AM ET. A live webcast of the conference call can be accessed online through the Investor Relations section of the Company’s website at http://ir.monster.com. To join the conference call by telephone, please dial (888) 696-1396 or (706) 758-9636 and reference conference ID# 25295069. A presentation of financial slides will be referenced during the conference call and will be viewable through the live webcast. A PDF of the financial presentation can also be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

The Company has also made available certain supplemental financial information which can be accessed directly through the Company’s Investor Relations website at http://ir.monster.com.

For a replay of the conference call, please dial (855) 859-2056 or (404) 537-3406 and reference ID# 25295069. This number is valid until midnight on November 18, 2014.

Contacts

Investors: Mike McGuinness, (212) 351-7110, michael.mcguinness@monster.com

Media: Matt Anchin, (212) 351-7528, matt.anchin@monster.com

About Monster Worldwide

Monster Worldwide, Inc. (NYSE:MWW), is a global leader in successfully connecting job opportunities and people. Monster uses the world’s most advanced technology to help people Find Better, matching job seekers to opportunities via digital, social and mobile solutions including monster.com®, our flagship website, and employers to the best talent using a vast array of products and services. As an Internet pioneer, more than 200 million people have registered on the Monster Worldwide network. Today, with operations in more than 40 countries, Monster provides the broadest, most sophisticated job seeking, career management, recruitment and talent management capabilities globally. For more information visit monster.com/about

Special Note: The statements in this release that are not strictly historical, including, without limitation, statements regarding the Company’s strategic direction, prospects and future results, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties and, therefore, actual results may differ materially from what is expressed or implied herein and no assurance can be given that the Company will achieve, among other things, its outlook with respect to earnings per share and cash flow from operations for the fourth quarter 2014. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, economic and other conditions in the markets in which we operate, risks associated with acquisitions or dispositions, competition, and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated into this release by reference. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on the forward-looking statements in this release as they reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any of the forward-looking statements contained in this release or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

The Company has provided certain Non-GAAP financial information as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies. The Company believes that its presentation of Non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.

Non-GAAP revenue, operating expenses, operating income from continuing operations, operating margin, income (loss) from continuing operations, income (loss) from discontinued operations, net of tax, and diluted earnings (loss) per share attributable to Monster Worldwide, Inc. all exclude certain pro-forma adjustments including: non-cash stock based compensation expense; costs incurred for the 2012 restructurings; costs incurred related to the Company’s review of strategic alternatives; income tax benefits associated with the reversal of income tax reserves on uncertain tax positions and a tax benefit related to certain losses arising from the Company’s restructuring programs; income tax provision related to the sale of a noncontrolling interest; the results of the businesses in Careers – China, Latin America and Turkey as they have been classified as discontinued operations; gain on deconsolidation of subsidiaries, net; and charges related to exited facilities and acquisition related costs. The Company uses these non-GAAP measures for reviewing the ongoing results of the Company’s core business operations and in certain instances, for measuring performance under certain of the Company’s incentive compensation plans. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is defined as operating income or loss before depreciation and amortization, non-cash compensation expense, and non-cash costs incurred in connection with the Company’s restructuring programs. The Company considers EBITDA to be an important indicator of its operational strength which the Company believes is useful to management and investors in evaluating its operating performance. EBITDA is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA excludes the impact of the pro-forma adjustments discussed above.

Free cash flow is defined as cash flow from operating activities less capital expenditures. Free cash flow is considered a liquidity measure and provides useful information about the Company’s ability to generate cash after investments in property and equipment. Free cash flow reflected herein is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies. Free cash flow does not reflect the total change in the Company’s cash position for the period and should not be considered a substitute for such a measure.

Net cash and securities are defined as cash and cash equivalents plus short-term and long-term marketable securities, less total debt. Total available liquidity is defined as cash and cash equivalents, plus short-term and long-term marketable securities, plus unused borrowings under our credit facility as amended and restated in October 2014. The Company considers net cash and securities and total available liquidity to be important measures of liquidity and indicators of its ability to meet its ongoing obligations. The Company also uses net cash and securities and total available liquidity, among other measures, in evaluating its choices for capital deployment. Net cash and securities and total available liquidity are presented herein as non-GAAP measures and may not be comparable to similarly titled measures used by other companies.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$191,220	$196,817	$583,810	$608,861

Salaries and related	100,587	92,931	305,806	279,973
Office and general	52,186	51,542	156,524	154,936
Marketing and promotion	35,109	38,089	113,899	130,750
Restructuring and other special charges	—	—	—	19,995

Total operating expenses	187,882	182,562	576,229	585,654

Operating income	3,338	14,255	7,581	23,207

Gain on deconsolidation of subsidiaries, net	—	—	11,828	—

Interest and other, net	(1,830)	(1,482)	(4,813)	(4,107)

Income before income taxes and income (loss) in equity interests	1,508	12,773	14,596	19,100

Provision for (benefit from) income taxes	1,934	4,480	10,212	(5,153)
Income (loss) in equity interests, net	75	(119)	—	(822)

(Loss) income from continuing operations	(351)	8,174	4,384	23,431

Income (loss) from discontinued operations, net of tax	—	3,095	—	(3,798)

Net (loss) income	(351)	11,269	4,384	19,633

Net income attributable to noncontrolling interest	(1,318)	—	(3,954)	—

Net (loss) income attributable to Monster Worldwide, Inc.	$(1,669)	$11,269	$430	$19,633

*Basic (loss) earnings per share attributable to Monster Worldwide, Inc.:

(Loss) income from continuing operations	$(0.02)	$0.08	$—	$0.21
Income (loss) from discontinued operations, net of tax	—	0.03	—	(0.03)

Basic (loss) earnings per share	$(0.02)	$0.11	$—	$0.18

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:

(Loss) income from continuing operations	$(0.02)	$0.08	$—	$0.21
Income (loss) from discontinued operations, net of tax	—	0.03	—	(0.03)

Diluted (loss) earnings per share	$(0.02)	$0.11	$—	$0.18

Weighted average shares outstanding:

Basic	86,576	105,394	88,236	109,221

Diluted	86,576	105,967	91,235	110,247

EBITDA:

Operating income	$3,338	$14,255	$7,581	$23,207
Depreciation and amortization of intangibles	12,194	14,545	36,548	46,374
Stock-based compensation	6,682	4,901	23,918	17,165
Restructuring non-cash expenses	—	—	—	5,315

EBITDA	$22,214	$33,701	$68,047	$92,061

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2014	2013
Cash flows provided by operating activities:
Net income	$4,384	$19,633

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,548	46,374
Provision for doubtful accounts	1,290	1,750
Stock-based compensation	23,918	17,165
Deferred income taxes	3,455	2,218
Non-cash restructuring charges	—	5,315
Loss in equity interests, net	—	822
Gain on deconsolidation of subsidiaries	(13,647)	—
Amount reclassified from accumulated other comprehensive income	1,819	(23,109)
Tax benefit from change in uncertain tax positions	—	(14,355)
Excess income tax benefit from equity compensation plans	(199)	(4,014)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	65,356	41,461
Prepaid and other	(10,845)	12,184
Deferred revenue	(56,972)	(47,824)
Accounts payable, accrued liabilities and other	637	(48,603)

Total adjustments	51,360	(10,616)

Net cash provided by operating activities	55,744	9,017

Cash flows used for investing activities:
Capital expenditures	(30,756)	(24,990)
Payments for acquisitions, net of cash acquired	(27,005)	—
Investment in Alma Career Oy	(6,516)	—
Cash funded to and dividends received from equity investee and other	(1,222)	(2,499)
Capitalized patent defense costs	(2,962)	—

Net cash used for investing activities	(68,461)	(27,489)

Cash flows provided by (used for) financing activities:
Proceeds from borrowings on credit facilities	80,300	69,500
Payments on borrowings on credit facilities	(8,100)	(39,799)
Payments on borrowings on term loan	(6,875)	(5,000)
Repurchase of common stock	(52,070)	(60,782)
Tax withholdings related to net share settlements of restricted stock awards and units	(5,014)	(5,914)
Excess income tax benefit from equity compensation plans	199	4,014
Dividend paid to minority holder	(3,021)	—

Net cash provided by (used for) financing activities	5,419	(37,981)

Effects of exchange rates on cash	(907)	(4,787)

Net decrease in cash and cash equivalents	(8,205)	(61,240)
Cash and cash equivalents, beginning of period	88,581	148,185

Cash and cash equivalents, end of period	$80,376	$86,945

Free cash flow:

Net cash provided by operating activities	$55,744	$9,017
Less: Capital expenditures	(30,756)	(24,990)

Free cash flow	$24,988	$(15,973)

MONSTER WORLDWIDE, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2014	December 31, 2013
Assets:

Cash and cash equivalents	$80,376	$88,581
Accounts receivable, net	262,434	332,675
Property and equipment, net	121,461	124,169
Goodwill and intangibles, net	923,197	919,576
Investment in unconsolidated affiliates	22,690	220
Other assets	124,708	121,036

Total Assets	$1,534,866	$1,586,257

Liabilities and Stockholders’ Equity:

Accounts payable, accrued expenses and other current liabilities	$153,343	$167,306
Deferred revenue	281,039	342,156
Current portion of long-term debt	10,000	9,375
Long-term income taxes payable	56,465	53,078
Long-term debt, less current portion	190,600	125,900
Other long-term liabilities	59,219	44,297

Total Liabilities	$750,666	$742,112

Stockholders’ Equity	784,200	844,145

Total Liabilities and Stockholders’ Equity	$1,534,866	$1,586,257

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS AND RECONCILIATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30, 2014				Three Months Ended September 30, 2013
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$191,220	$—		$191,220	$196,817	$—		$196,817

Salaries and related	100,587	(6,682	)a	93,905	92,931	(4,901	)a	88,030
Office and general	52,186	(880	)d	51,306	51,542	—		51,542
Marketing and promotion	35,109	—		35,109	38,089	—		38,089

Total operating expenses	187,882	(7,562)		180,320	182,562	(4,901)		177,661

Operating income	3,338	7,562		10,900	14,255	4,901		19,156
Operating margin	1.7%			5.7%	7.2%			9.7%

Interest and other, net	(1,830)	—		(1,830)	(1,482)	—		(1,482)

Income before income taxes and income (loss) in equity interests	1,508	7,562		9,070	12,773	4,901		17,674

Provision for income taxes	1,934	1,241	g	3,175	4,480	1,719	g	6,199
Income (loss) in equity interests, net	75	—		75	(119)	—		(119)

(Loss) income from continuing operations	(351)	6,321		5,970	8,174	3,182		11,356

Income from discontinued operations, net of tax	—	—		—	3,095	(3,095	)i	—

Net (loss) income	(351)	6,321		5,970	11,269	87		11,356

Net income attributable to noncontrolling interest	(1,318)	—		(1,318)	—	—		—

Net (loss) income attributable to Monster Worldwide, Inc.	$(1,669)	$6,321		$4,652	$11,269	$87		$11,356

*Diluted (loss) earnings per share attributable to Monster Worldwide, Inc.:
(Loss) income from continuing operations	$(0.02)	$0.07		$0.05	$0.08	$0.03		$0.11
Income (loss) from discontinued operations, net of tax	—	—		—	0.03	(0.03)		—

Diluted (loss) earnings per share	$(0.02)	$0.07		$0.05	$0.11	$—		$0.11

Weighted average shares outstanding:
Basic	86,576	86,576		86,576	105,394	105,394		105,394
Diluted	86,576	89,317		89,317	105,967	105,967		105,967

	Nine Months Ended September 30, 2014				Nine Months Ended September 30, 2013
	As Reported	Non GAAP Adjustments		Consolidated Non GAAP	As Reported	Non GAAP Adjustments		Consolidated Non GAAP
Revenue	$583,810	$—		$583,810	$608,861	$—		$608,861

Salaries and related	305,806	(23,918	)a	281,888	279,973	(17,165	)a	262,808
Office and general	156,524	(7,229	)d	149,295	154,936	(2,920	)b	152,016
Marketing and promotion	113,899	—		113,899	130,750	—		130,750
Restructuring and other special charges	—	—		—	19,995	(19,995	)c	—

Total operating expenses	576,229	(31,147)		545,082	585,654	(40,080)		545,574

Operating income	7,581	31,147		38,728	23,207	40,080		63,287
Operating margin	1.3%			6.6%	3.8%			10.4%

Gain on deconsolidation of subsidiaries, net	11,828	(11,828	)e	—	—	—		—

Interest and other, net	(4,813)	—		(4,813)	(4,107)	—		(4,107)

Income before income taxes and income (loss) in equity interests	14,596	19,319		33,915	19,100	40,080		59,180

Provision for (benefit from) income taxes	10,212	802	g, h	11,014	(5,153)	25,894	f, g	20,741
Loss in equity interests, net	—	—		—	(822)	—		(822)

Income from continuing operations	4,384	18,517		22,901	23,431	14,186		37,617

Loss from discontinued operations, net of tax	—	—		—	(3,798)	3,798i		—

Net income	4,384	18,517		22,901	19,633	17,984		37,617

Net income attributable to noncontrolling interest	(3,954)	—		(3,954)	—	—		—

Net income attributable to Monster Worldwide, Inc.	$430	$18,517		$18,947	$19,633	$17,984		$37,617

*Diluted earnings per share attributable to Monster Worldwide, Inc.:
Income from continuing operations	$—	$0.20		$0.21	$0.21	$0.13		$0.34
Loss from discontinued operations, net of tax	—	—		—	(0.03)	0.03		—

Diluted earnings per share	—	$0.20		$0.21	$0.18	$0.16		$0.34

Weighted average shares outstanding:
Basic	88,236	88,236		88,236	109,221	109,221		109,221
Diluted	91,235	91,235		91,235	110,247	110,247		110,247

Note Regarding Non GAAP Adjustments:

The financial information included herein contains certain non-GAAP financial measures. This information is not intended to be used in place of the financial information prepared and presented in accordance with GAAP, nor is it intended to be considered in isolation. We believe that the above presentation of non-GAAP measures provide useful information to management and investors regarding certain core operating and business trends relating to our results of operations, exclusive of certain restructuring related and other special charges.

Non GAAP adjustments consist of the following:

a	Costs related to stock based compensation

b	Costs directly associated with our previously announced review of strategic alternatives.

c	Restructuring related charges pertaining to the strategic actions that the Company announced in November 2012. These charges include costs related to the reduction in the Company’s workforce, fixed asset write-offs, costs relating to the consolidation of certain office facilities, and professional fees.

d	Charges primarily related to exited facilities associated with the move to our new corporate headquarters in Weston, Massachusetts.

e	Gain on deconsolidation of subsidiaries, net

f	Non-GAAP income tax adjustment includes the reversal of income tax reserves inclusive of interest due to uncertain tax positions and a tax benefit due to certain losses arising from the company’s restructuring.

g	Non-GAAP income tax adjustment is calculated using the effective rate of the reporting period, as adjusted for the effects of certain non-deductible stock based compensation and provisions for tax valuation allowances.

h	Non-GAAP adjustment includes tax provison for gain on deconsolidation of subsidiaries, net.

i	Discontinued operations related to our sale of ChinaHR and the exit of our businesses in Latin America and Turkey.

*	Earnings per share may not add in certain periods due to rounding.

MONSTER WORLDWIDE, INC.

UNAUDITED NON-GAAP OPERATING SEGMENT INFORMATION

(in thousands)

Three Months Ended September 30, 2014	Careers— North America	Careers— International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$108,565	$66,463	$16,192		$191,220

Operating income (loss)—GAAP	$18,310	$(7,551)	$3,442	$(10,863)	$3,338
Non GAAP Adjustments	2,504	1,995	361	2,702	7,562

Operating income (loss)—Non GAAP	$20,814	$(5,556)	$3,803	$(8,161)	$10,900

EBITDA	$26,382	$(936)	$4,592	$(7,824)	$22,214
Non GAAP Adjustments	490	310	80	—	880

Adjusted EBITDA	$26,872	$(626)	$4,672	$(7,824)	$23,094

Operating margin—GAAP	16.9%	-11.4%	21.3%		1.7%
Operating margin—Non GAAP	19.2%	-8.4%	23.5%		5.7%
EBITDA margin	24.3%	-1.4%	28.4%		11.6%
Adjusted EBITDA margin	24.8%	-0.9%	28.9%		12.1%

Three Months Ended September 30, 2013	Careers— North America	Careers— International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$109,622	$69,115	$18,080		$196,817

Operating income (loss)—GAAP	$16,346	$(325)	$5,902	$(7,668)	$14,255
Non GAAP Adjustments	1,556	1,606	451	1,288	4,901

Operating income (loss)—Non GAAP	$17,902	$1,281	$6,353	$(6,380)	$19,156

EBITDA	$25,542	$6,953	$7,429	$(6,223)	$33,701
Non GAAP Adjustments	—	—	—	—	—

Adjusted EBITDA	$25,542	$6,953	$7,429	$(6,223)	$33,701

Operating margin—GAAP	14.9%	-0.5%	32.6%		7.2%
Operating margin—Non GAAP	16.3%	1.9%	35.1%		9.7%
EBITDA margin	23.3%	10.1%	41.1%		17.1%
Adjusted EBITDA margin	23.3%	10.1%	41.1%		17.1%

Nine Months Ended September 30, 2014	Careers— North America	Careers— International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$330,513	$205,347	$47,950		$583,810

Operating income (loss)—GAAP	$48,332	$(19,814)	$10,597	$(31,534)	$7,581
Non GAAP Adjustments	11,048	6,616	1,543	11,940	31,147

Operating income (loss)—Non GAAP	$59,380	$(13,198)	$12,140	$(19,594)	$38,728

EBITDA	$74,094	$915	$14,603	$(21,565)	$68,047
Non GAAP Adjustments	3,591	525	280	2,833	7,229

Adjusted EBITDA	$77,685	$1,440	$14,883	$(18,732)	$75,276

Operating margin—GAAP	14.6%	-9.6%	22.1%		1.3%
Operating margin—Non GAAP	18.0%	-6.4%	25.3%		6.6%
EBITDA margin	22.4%	0.4%	30.5%		11.7%
Adjusted EBITDA margin	23.5%	0.7%	31.0%		12.9%

Nine Months Ended September 30, 2013	Careers— North America	Careers— International	Internet Advertising & Fees	Corporate Expenses	Total
Revenue	$335,274	$218,936	$54,651		$608,861
Operating income (loss)—GAAP	$48,041	$(15,370)	$18,476	$(27,940)	$23,207
Non GAAP Adjustments	14,562	13,230	1,738	10,550	40,080

Operating income (loss)—Non GAAP	$62,603	$(2,140)	$20,214	$(17,390)	$63,287

EBITDA	$80,165	$8,830	$23,196	$(20,130)	$92,061
Non GAAP Adjustments	7,543	6,481	341	3,235	17,600

Adjusted EBITDA	$87,708	$15,311	$23,537	$(16,895)	$109,661

Operating margin—GAAP	14.3%	-7.0%	33.8%		3.8%
Operating margin—Non GAAP	18.7%	-1.0%	37.0%		10.4%
EBITDA margin	23.9%	4.0%	42.4%		15.1%
Adjusted EBITDA margin	26.2%	7.0%	43.1%		18.0%